Exhibit 10.5

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •, 2013.

SECURITY DEVICES INTERNATIONAL INC.

CONVERTIBLE DEBENTURE

Security Devices International Inc. (the “Company”), for value received, hereby acknowledges itself indebted to and promises to pay • (the “Holder”), on  • or on such earlier date as the principal hereof becomes payable in accordance with the provisions of this Debenture, on presentation and surrender of this Debenture, the principal sum of $__________________(the “Principal Sum”) in lawful money of the United States of America, in the City of Toronto, Ontario, subject to the right of the Holder in certain circumstances to elect to receive Common Shares (as defined in the Terms and Conditions) of the Company in lieu of receiving such sum, as provided in the terms and conditions attached hereto as Schedule “A” and forming part hereof (the “Terms and Conditions”) and to pay interest on such principal amount as provided in the Terms and Conditions. The Terms and Conditions are incorporated by reference herein.

This Debenture may only be transferred upon compliance with the conditions prescribed in the Terms and Conditions on the register kept at the principal office of the Company Washington, D.C., and upon compliance with such reasonable requirements as the Company may prescribe (including evidence satisfactory to the Company that the transfer complies with all applicable laws).

This Debenture is convertible, at the option of the Holder into Common Shares of the Company, upon and subject to the provisions and conditions contained in the Terms and Conditions.

IN WITNESS WHEREOF the Company has caused this Debenture to be executed under the hand of its duly authorized officer as of the __________day of ______________________, 2013.

SECURITY DEVICES INTERNATIONAL INC.

Per:

_______________________________________________________
•
•

SCHEDULE “A”

Terms and Conditions

ARTICLE 1 INTERPRETATION

1.1 Certain Defined Terms: In this Debenture, unless the context otherwise requires:

“Business Day” means a day (other than a Saturday or Sunday) on which chartered banks are open for business during normal banking hours in Toronto, Ontario.

“Common Shares” means the common shares in the capital of the Company; provided that if the conversion rights are subsequently adjusted or altered pursuant to ARTICLE 4, “Common Shares” will thereafter mean the shares or other securities or property that the Holder is entitled to on a conversion of this Debenture after the adjustment.

“Company” means Security Devices International Inc., a corporation incorporated under the laws of the State of Delaware.

“Conversion Date” means the date on which the Holder converts all or any portion of this Debenture in compliance with the terms of this Debenture.

“Conversion Period” means the period during which the Holder may convert all or part of the Principal Sum under ARTICLE 2.

“Conversion Price” means the price per Common Share at which the Principal Sum shall from time to time be convertible into Common Shares, being $0.30 on or before the first anniversary of the issuance of this Debenture, $0.35 after the first anniversary and on or before the second anniversary of the issuance of this Debenture, and $0.40 after the second anniversary of the issuance of Debenture and before the end of the Term, subject to adjustment under this Debenture.

“Current Market Price” at any date, means the weighted average price per Common Share at which the Common Shares have traded on the OTCBB for the twenty (20) consecutive trading days ending with the trading day immediately before such date; provided that if the Common Shares are not traded during that 20 consecutive trading day period for at least 10 trading days, the Current Market Price shall mean the simple average of the following prices established for each of the trading days during that 20 trading day period: (A) the average of the bid and ask prices for each day on which there was no trading; and (B) the closing price of the Common Shares for each day that there was trading, and for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period.

“Event of Default” has the meaning given to that term in section 6.1.

“Principal Sum” has the meaning given to that term on the first page of this Debenture.

“this Debenture”, “hereof”, “herein”, “hereto” and like references refer to this Debenture and any schedules, exhibits or appendices hereto and not to any particular Article, section or other subdivision of this Debenture.

“$” means USD.

1.2 Headings: The division of this Debenture into Articles and sections and the insertion of headings in this Debenture are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.3 Number and Gender: In this Debenture, where the context so requires, words importing the singular number shall include the plural and vice versa, words importing any gender shall include all genders (including the neuter), and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4 Currency: Unless otherwise specified herein, all statements of or references to dollar amounts in this Debenture shall mean lawful money of the United States of America.

1.5 Prohibited Provisions: If any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

1.6 Applicable Law: This Debenture and all documents delivered pursuant hereto shall be governed by and construed in accordance with laws of the Province of Ontario.

1.7 Computation of Time Period: Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

ARTICLE 2 PROMISE TO PAY

2.1 Indebtedness: FOR VALUE RECEIVED the Company hereby acknowledges itself indebted to the Holder and promises:

(a)	to pay to the Holder the Principal Sum on • or sooner upon the occurrence of an Event of Default;

(b)	to pay to the Holder interest on any monies owing by the Company to the Holder hereunder, as required in this Debenture; and

(c)	to pay to the Holder all other monies which may be owing by the Company to the Holder under this Debenture.

2.2 Calculation and Payment of Interest: The Company shall pay interest on the Principal Sum outstanding from time to time at the rate of 8.00% per annum, calculated annually and payable annually in arrears on each anniversary of the issuance of this Debenture until the Maturity Date, both before and after maturity, default and judgment. Interest shall be payable on overdue interest, such interest to be calculated and paid in accordance with the provisions of this Debenture in the same manner as interest on the Principal Sum. The interest payable hereunder may be paid in cash, or, at the sole option of the Holder, by the delivery of Common Shares in a number determined by dividing the amount of interest owing by the Current Market Price

2.3 No Merger: Neither the taking of any action, suit or proceedings, judicial or extra-judicial, nor the exercise of any power of seizure or disposition shall extinguish the liability of the Company to pay the amounts owing under this Debenture or to perform and observe the terms, agreements and conditions of this Debenture. No covenant, representation or warranty of the Company herein shall merge in any judgment and such judgment shall bear interest in the manner set out in this ARTICLE 2 and be payable on the same days when interest is payable hereunder.

ARTICLE 3 CONVERSION RIGHTS

3.1 Right to Convert: Subject to and upon compliance with the provisions of this Article, the Principal Sum or any portion of the Principal Sum thereof which is $1,000 or an integral multiple of $1,000 may, at the option of the Holder thereof, at any time prior to payment of this Debenture, be converted into fully paid and non-assessable Common Shares at the Conversion Price then in effect.

3.2 Exercise of Conversion Privilege: In order to exercise the conversion privilege, the Holder shall surrender this Debenture to the Company at the registered office of the Company in the City of Toronto, accompanied by written notice in the form of Schedule “B” hereto signed by the Holder stating that it elects to convert this Debenture or a stated portion of the Principal Sum thereof constituting $1,000 or an integral multiple of $1,000. The surrender of this Debenture, accompanied by such written notice, shall be deemed to constitute a contract between the Holder and the Company whereby (i) the Holder subscribes for the number of Common Shares which it shall be entitled to receive on such conversion, (ii) the Holder releases the Company from all liability under this Debenture or from all liability with respect to that portion of the Principal Sum to be converted, as the case may be, and (iii) the Company agrees that the release of liability constitutes full payment of the subscription price for the Common Shares issuable upon such conversion.

As promptly as practicable after the Conversion Date, the Company shall issue and delivered to the Holder a certificate in the name of the Holder for the number of Common Shares deliverable upon the conversion of such Debenture (or specified portion thereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

3.3 No Fractional Common Shares: Notwithstanding any other provision of this Debenture, the Company shall not be required to issue a fractional Common Share, or to pay any cash or other consideration in lieu of a fractional Common Share, upon the conversion of this Debenture. If any fractional Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any Debenture, the number of Common Shares issuable to the Holder shall be rounded down to the next whole number of Common Shares.

3.4 Partial Exercise: The Holder may elect to convert less than all the Principal Sum into Common Shares, in which case the Holder shall be entitled to receive, without charge, a new certificate representing the balance of the Principal Sum.

3.5 Exercise During Legend Period: If the Holder elects to convert all or part of this Debenture prior to the expiry of the hold period referred to in the legend on the face page of this certificate, the Common Shares issuable on such exercise shall bear the same legend as on the face page of this certificate.

3.6 Transfer of Debenture: This Debenture may be transferred by the Holder (subject to limitations imposed by applicable securities laws and the rules of any stock exchange on which the Common Shares are listed for trading), provided that on or before the transfer of this Debenture all necessary notices and other documents with respect to the transfer of the Debenture shall have been filed by the Holder with the applicable securities regulatory authorities. The transferee shall be entitled to become a registered holder of the Debenture, and to receive a new certificate registered in the transferee’s name for that portion of the Principal Sum transferred to the transferee, upon delivery of each of the following (collectively, the “Transfer Documents”) to the address of the Company:

(a)	this Debenture;

(b)	a completed transfer in the form attached to this certificate as Schedule “C”, signed by the Holder.

The Company shall be entitled to rely upon delivery of the Transfer Documents as sufficient evidence that there has been compliance with applicable securities laws and stock exchange requirements, or the Company may require evidence of compliance with applicable securities laws and stock exchange requirements.

Any delivery of Transfer Documents made after 4:00 p.m. shall be deemed to have been received on the next Business Day. The transfer of all or part of this Debenture shall be recorded in the register maintained by the Company as of the close of business on the date on which the Transfer Documents are received by the Company. A certificate for the transferred portion of the Debenture shall be delivered to the transferee (and if the transferred portion of the Debenture represent less than all of the Principal Sum, a certificate for the balance of this Debenture shall be delivered to the Holder) within a reasonable time.

3.7 Ownership of Debenture: The Company shall treat the registered owner of this Debenture as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary except where the Company is required to take notice by statute or by order of a court of competent jurisdiction. The issue by the Company of the Common Shares (and/or any other securities or assets pursuant to ARTICLE 4) upon the conversion of all or part of the Debenture by the Holder, shall discharge all responsibilities of the Company with respect to the portion of the Debenture so exercised and the Company shall not be bound to inquire into the title of the Holder except where the Company is required to take notice by statute or by order of a court of competent jurisdiction.

3.8 Not a Shareholder: Nothing in this certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

3.9 Lost Certificate: If this certificate becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it in its discretion imposes (including the requirement to provide a bond of indemnity), issue a new certificate of like denomination, tenure and date as this certificate.

3.10 Register of the Debenture: The Company will keep, at its principal office, a register of the names and addresses of the holders of this Debenture and any other debentures in this series and particulars of the debenture held by them.

ARTICLE 4 ADJUSTMENTS

4.1 Adjustment to Conversion Price: The Conversion Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided in this Article 4.

4.2 Share Reorganization: Whenever during the Conversion Period the Company:

(a)	issues Common Shares to all or substantially all the holders of the Common Shares by way of a stock dividend or other distribution (other than dividends paid in the ordinary course); or

(b)	subdivides, redivides or changes its outstanding Common Shares into a greater number of shares; or

(c)	combines, consolidates or reduces its outstanding Common Shares into a smaller number of shares,

(any of those events being a “Share Reorganization”), the Conversion Price will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Conversion Price in effect on the record date and (2) a fraction:

(d)	the numerator of which is the number of outstanding Common Shares, calculated as of the record date before giving effect to the Share Reorganization; and

(e)	the denominator of which is the number of outstanding Common Shares, calculated as of the record date after giving effect to the Share Reorganization.

4.3 Rights Offering: Whenever during the Conversion Period the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the “Rights Period”) at a price, or at a conversion price, of less than 90% of the Current Market Price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the “Offered Shares”), the Conversion Price will be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to a number that is the product of (1) the Conversion Price in effect on the record date, and (2) a fraction:

(a)	the numerator of which is the sum of:

	(i)	the number of Common Shares outstanding on the record date, before giving effect to the Rights Offering; and

	(ii)	the number arrived at when either the product of:

		(A)	the number of Offered Shares offered and the price at which those shares are offered; or

		(B)	the conversion price of the Offered Shares and the maximum number of Offered Shares for or into which the Convertible Securities offered pursuant to the Rights Offering may be converted,

as the case may be, is divided by the Current Market Price of the Common Shares on the record date; and

(b)	the denominator of which is the sum of:

	(i)	the number of Common Shares outstanding on the record date, before giving effect to the Rights Offering; and

(ii)

the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities offered pursuant to the Rights Offering may be converted, as the case may be.

If all the Offered Shares are not issued, the Conversion Price will be readjusted based upon the number of Offered Shares actually issued.

4.4 Special Distribution: Whenever during the Conversion Period the Company issues or distributes to all or substantially all the holders of Common Shares (other than as a Share Reorganization, a Rights Offering or dividends paid in the ordinary course):

(a)	shares of any class;

(b)	rights, options or warrants;

(c)	evidences of indebtedness; or

(d)	any other assets including shares of other corporations,

(any of those issuances or distributions being a “Special Distribution”), the Conversion Price will be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Conversion Price that is the product of (1) the Conversion Price in effect on the record date, and (2) a fraction:

(e)

the numerator of which is the amount determined under Section 4.4(f), less the aggregate fair market value, as determined by the board (whose determination, absent manifest error, will be conclusive), of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(f)	the denominator of which is the product of:

(i)	the number of Common Shares outstanding on the record date, and

(ii)	the Current Market Price thereof on that date.

To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not made or to the extent that any rights, options or warrants expire without being exercised, the Conversion Price will be readjusted to the Conversion Price that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of securities actually delivered upon the exercise of the rights, options or warrants, as the case may be.

4.5 Reclassification of Common Shares: If the Company reclassifies or otherwise changes the outstanding Common Shares, the right to purchase Common Shares evidenced by this certificate will be adjusted effective immediately upon the reclassification becoming effective so that the Holder if converting this Debenture thereafter will be entitled to receive such property as the Holder would have received had the Debenture been converted immediately prior to the effective date of the reclassification.

4.6 Redemption on Capital Reorganization and Certain Other Events: Whenever during the Conversion Period there is a reorganization of the Company not otherwise provided for in Sections 4.2, 4.3, 4.4 or 4.5 or a consolidation or merger or amalgamation of the Company with or into another body corporate or other entity (including a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of any other body corporate, trust, partnership or other entity), a sale of all or substantially all of the assets of the Company, or the Company receiving conditional listing approval for the listing of the Company’s Common Shares on any of the TSX, the TSX Venture, the AMEX, the AIM, or the NASDAQ Stock Exchange (and the Company holding a bona fide intention to so list), the Company may redeem the Debenture at its option on not less than fifteen (15) business days’ notice (during which period the Holder may convert the Debenture at its sole option), at the following rates:

(i) $1,250 per $1,000 of Principal Sum, if occurring on or before the first anniversary of issuance;

(ii) $1,125 per $1,000 of Principal Sum if occurring after the first anniversary and prior to the second anniversary of issuance; and

(iii) $1,050 per $1,000 of Principal Sum if occurring after the second anniversary of issuance and prior to the end of the term.

4.7 Rules Regarding Calculation of Adjustment of Conversion Price

(a)

The adjustments and readjustments provided for in this ARTICLE 4 are cumulative and, subject to subsection 4.7(b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Conversion Price or the number or kind of shares or securities to be issued upon conversion of this Debenture.

(b)

No adjustment in the Conversion Price will be required unless the adjustment would result in a change of at least 1% in the Conversion Price then in effect provided however, that any adjustments that, except for the provisions of this subsection 4.7(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)

No adjustment in the Conversion Price will be made in respect of any event described in subsections 4.2(a), 4.3 or 4.4 if the Holder is entitled to participate in the event as if the Holder had converted this Debenture immediately prior to the effective date or record date of the event.

(d)	No adjustment in the Conversion Price will be made pursuant to this ARTICLE 4 in respect of Common Shares issued or issuable from time to time as dividends paid in the ordinary course.

(e)

If a dispute arises with respect to adjustments of the Conversion Price, the dispute will be conclusively determined by the Company’s auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company and the Holder.

(f)

If the Company sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights then no adjustment in the Conversion Price will be required by reason of the setting of the record date.

ARTICLE 5 COVENANTS AND WARRANTIES

5.1 Covenants: The Company covenants and agrees that during the Conversion Period:

(a)	the Company will cause the Common Shares and the certificates representing the Common Shares to be duly issued in accordance with the terms of this certificate;

(b)	all Common Shares issued by the Company will be fully paid and non-assessable shares;

(c)	the Company will perform and carry out all the acts or things to be done by it as provided in this Debenture.

5.2 Representations and Warranties: The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Debenture evidenced hereby and the Common Shares issuable upon the conversion of this Debenture and to perform its obligations hereunder and that this certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

ARTICLE 6 DEFAULT AND ENFORCEMENT

6.1 Events of Default: The whole of the Principal Sum together with interest and all other moneys evidenced by this Debenture shall, at the option of the Holder, become immediately due and payable in each of the following events (each event being herein called an "Event of Default"):

(a)	if the Company defaults in payment of the Principal Sum when payment becomes due;

(b)

if the Company defaults in payment of interest on this Debenture when the same becomes due and payable and such default continues for ten (10) business days after notice of such default is given by the Holder to the Company;

(c)

if the Company defaults in the performance or observance of any covenant or condition contained herein and such default continues for fifteen (15) business days after notice of such default is given by the Holder to the Company;

(d)

if an order is made or a resolution passed for the winding-up of the Company or notice of intention to make a proposal is filed or a proposal is made by the Company to its creditors under the Bankruptcy and Insolvency Act, or a petition is filed by or against the Company or an authorized assignment is made by the Company under the Bankruptcy and Insolvency Act, or a receiver or agent is appointed in respect of the Company under any bankruptcy or insolvency legislation or by or on behalf of a secured creditor of the Company or an application is made under the Companies' Creditors' Arrangement Act, or any successor or similar legislation in other jurisdictions;

(e)

if a secured creditor takes possession of any part of the property of the Company or any execution, distress or other process of any court becomes enforceable against any part of the property of the Company, or a distress or like process is levied upon any of such property and the aggregate value of all property subject to any such action exceeds $500,000; or

(f)

if an order is made or the Company takes any corporate proceedings for its dissolution or liquidation or if the corporate existence of the Company shall be terminated or dissolved by expiration, forfeiture or otherwise.

6.2 Enforcement: Upon the occurrence and during the continuance of any Event of Default, the Holder may proceed to enforce its rights by any action, suit, remedy or proceedings authorized or permitted by law or by equity, up to the amount of the then outstanding Principal Sum, plus accrued interest, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims lodged in any bankruptcy, winding-up or other judicial proceeding relative to the Company.

ARTICLE 7 GENERAL PROVISIONS

7.1 Waiver: No delay or omission to exercise any right or remedy accruing to the Holder upon any breach or default by the Company hereunder shall impair any such right or remedy by the Holder nor be construed as a waiver of any such breach or default or of any similar breach or default thereafter occurring, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver of a single breach or default shall operate or be construed as a waiver of any subsequent breach or default. All waivers hereunder must be in writing and signed by the waiving party.

7.2 Amendment: This Debenture may only be amended, supplemented or terminated by a written agreement signed by the Company and the Holder.

7.3 Notice: Any notice, document or communication required or permitted by this Debenture to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail posted in Canada or the United States, to such party addressed as follows: (i) to the Holder at the address of the Holder set out in the Debenture register maintained by the Company, and (ii) to the Company at its registered office.

Notice so mailed shall be deemed to have been given on the fifth (5th) business day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian or United States postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

7.4 Entire Agreement: There are no representations, agreements, warranties, conditions, covenants or terms, express or implied, collateral or otherwise, affecting this Debenture or the Company’s obligations and liabilities hereunder other than as expressed herein.

[The remainder of this page is intentionally left blank.]

7.5 Time of Essence Time shall in all respects be of the essence hereof.

7.6 Binding Effect: This Debenture shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the Company has duly executed this Debenture as of the date first above written.

SECURITY DEVICES INTERNATIONAL INC.

Per: ______________________________________________________
         •

Schedule “B”

Conversion Notice

TO: Security Devices International Inc.

The undersigned Holder hereby irrevocably elects to convert $_______________of the Principal Sum of the Debenture to which this notice is attached into Common Shares in accordance with the terms of the attached Debenture, and directs that a certificate for the Common Shares deliverable and issuable upon conversion be issued and delivered to the undersigned.

Terms which are defined in the Debenture and not in this notice shall have the meaning given to them in the Debenture.

Dated: ______________________________________

Signature of Holder

Name of Holder

Address:

Schedule “C”

Assignment

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(name and address of transferee - print or type)

the Debenture represented by the accompanying certificate (or $___________________________principal amount thereof *) of the Debenture and all rights represented thereby.

DATED the day of ____________________________, _______.

Signature guaranteed by:	)
)
)
)
Authorized Signature	)	Signature of Registered Holder
)
)
Name of Guarantor (Print))		Name of Registered Holder (Print)
)
)
Address (Print))		Name of Authorized Representative, if applicable
	)	(Print)

* If less than the principal amount of the Debenture is to be assigned, indicate in the space provided the principal amount to be assigned, which amount shall be a multiple of $1,000.

INSTRUCTIONS FOR ASSIGNMENT

The signature on the foregoing assignment must correspond with the name written on the face of this Debenture in every particular without alteration or enlargement or any change whatever and must be guaranteed by a Canadian chartered bank or by some other person satisfactory to Security Devices International Inc. In the case of a person signing by agent or attorney, the authority of the agent or attorney to sign must be proven to the satisfaction of Security Devices International Inc.